EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement (No. 333-147033) on Amendment No. 1 to Form S-3 of BabyUniverse, Inc. and its subsidiaries (collectively, the “Company”) of our report dated March 31, 2007 relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006.
We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.
/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
December 5, 2007